News Release

Virtus Investment Partners Announces Financial Results for the Fourth Quarter 2017

▪	EPS of $0.46 Includes ($1.76) Impact from New Tax Legislation; EPS, as Adjusted, of $2.60

▪	Total Sales of $4.1B; Net Flows of ($0.8B); Long-Term AUM of $88.8B

▪	Announced Agreement with Sustainable Growth Advisers

Hartford, CT, February 2, 2018 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended December 31, 2017.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	12/31/2017	12/31/2016	Change	9/30/2017	Change

U.S. GAAP Financial Measures
Revenues	$128.0	$79.9	60%	$123.7	4%
Operating expenses	$100.0	$67.1	49%	$106.9	(6%)
Operating income (loss)	$28.0	$12.8	119%	$16.8	67%
Operating margin	21.9%	16.0%		13.6%
Net income (loss) attributable to common stockholders	$3.4	$12.4	(73%)	$16.7	(80%)
Earnings (loss) per share - diluted	$0.46	$1.87	(75%)	$2.21	(79%)
Weighted average shares outstanding - diluted	7.433	6.627	12%	8.492	(12%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$109.4	$64.0	71%	$104.2	5%
Operating expenses, as adjusted	$70.3	$45.9	53%	$69.1	2%
Operating income (loss), as adjusted	$39.1	$18.2	115%	$35.2	11%
Operating margin, as adjusted	35.7%	28.4%		33.8%
Net income (loss) attributable to common stockholders, as adjusted	$21.9	$11.6	89%	$19.5	12%
Earnings (loss) per share - diluted, as adjusted	$2.60	$1.75	49%	$2.30	13%
Weighted average shares outstanding - diluted, as adjusted	8.413	6.627	27%	8.492	(1%)

(1) See the information beginning on page 11 for reconciliations to their most directly comparable U.S. GAAP measures and other important disclosures
N/M - Not Meaningful

Earnings Summary

The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented most accurately reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. 2.

Asset Flows and Assets Under Management
(in billions)

	Three Months Ended			Three Months Ended
	12/31/2017	12/31/2016	Change	9/30/2017	Change
Ending long-term assets under management (1)	$88.8	$45.4	96%	$87.1	2%
Ending total assets under management	$91.0	$45.4	101%	$90.6	—%
Average long-term assets under management (1)	$87.8	$45.3	94%	$86.0	2%
Average total assets under management	$91.4	$45.3	102%	$89.3	2%
Gross sales	$4.1	$2.6	56%	$4.6	(10%)
Net flows	$(0.8)	$(0.4)	106%	$0.2	N/M

(1) Excludes assets under management in liquidity strategies, including open-end mutual funds and institutional accounts
N/M - Not Meaningful

Long-term assets under management of $88.8 billion at December 31, 2017 increased $1.7 billion, or 1.9 percent, from September 30, 2017 primarily reflecting market appreciation. Total assets under management at December 31, 2017, which included $2.1 billion of assets in liquidity strategies, were $91.0 billion.
Total sales were $4.1 billion compared with $4.6 billion in the third quarter, which included the issuance of a $0.5 billion collateralized loan obligation (CLO) managed by Seix. Institutional sales increased 39 percent sequentially due to higher sales at Kayne Anderson Rudnick and Rampart; ETF sales also increased. Total sales increased 56 percent from the prior-year quarter due to higher sales in institutional, retail separate accounts, and open-end funds.
Mutual fund sales were $2.6 billion compared with $2.8 billion in the prior quarter and $1.6 billion in the prior-year quarter. The sequential-quarter decrease reflects lower sales in bank loan strategies; the increase from the prior-year quarter primarily reflects higher sales in domestic equity and fixed income strategies.
Total net flows were ($0.8) billion compared with $0.2 billion sequentially, as positive contributions from retail separate accounts and ETFs were more than offset by net outflows in mutual funds and institutional.
Mutual fund net flows were ($0.6) billion compared with breakeven in the third quarter due primarily to net outflows in bank loan strategies, reflecting industry trends in that asset class. The year-over-year improvement was due primarily to positive net flows in international equity and fixed income strategies.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results

Operating income of $28.0 million increased from the prior quarter due to a 4 percent increase in revenues and a 6 percent decrease in operating expenses. Fourth-quarter operating expenses included $3.4 million of acquisition and integration costs for the RidgeWorth transaction compared with $4.9 million in the third quarter.
Income tax expense of $24.6 million included a $13.1 million non-cash tax charge reflecting the impact of the Tax Cuts and Jobs Act that resulted in the remeasurement of deferred tax assets at lower enacted corporate tax rates.
Fourth-quarter net income per diluted share of $0.46 included ($1.76) from the tax charge, ($0.30) of realized and unrealized losses on investments, and ($0.28) of acquisition and integration costs. Third quarter net income per share of $2.21 included $1.22 of realized and unrealized gains on investments, ($0.20) of net income attributable to noncontrolling interests, ($0.36) of acquisition and integration costs, and ($0.81) of CLO launch-related expenses.
Weighted average diluted shares outstanding decreased 12 percent to 7.4 million from 8.5 million sequentially, primarily as a result of the calculation of the "if-converted" method in the quarter, in which the impact of the deduction of preferred dividends from net income was shown to be more dilutive than the conversion of the preferred shares.
Non-GAAP Results
Revenues, as adjusted, of $109.4 million increased 5 percent sequentially and reflect higher investment management fees, as adjusted. The 4 percent sequential-quarter change in investment management fees, as adjusted, was due to an increase in average assets and a higher average fee rate, which reflected lower fund expense reimbursements and market appreciation in equity strategies. Third quarter investment management fees, as adjusted, included $0.8 million of incentive fees earned on structured products.
Operating expenses, as adjusted, of $70.3 million increased 2 percent sequentially due to higher employment expenses, as adjusted, and other operating expenses, as adjusted, reflecting an increase in profit-based incentive compensation and $0.9 million of transaction costs related to the agreement with Sustainable Growth Advisers (SGA).
Operating income, as adjusted, of $39.1 million increased 11 percent from the third quarter and the related margin increased to 36 percent from 34 percent.
Net income attributable to common stockholders, as adjusted, was $2.60 per diluted common share, an increase of 13 percent from the third quarter, reflecting higher operating income and a lower share count primarily due to a lower preferred stock conversion rate resulting from the higher common stock conversion price during the quarter.
The effective tax rate, as adjusted, was 39 percent, an increase of 70 basis points from the prior quarter, due to changes in the 2017 state tax apportionment rules. Income taxes, as adjusted, did not include any impact from the Tax Cuts and Jobs Act.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	12/31/2017	12/31/2016	Change	9/30/2017	Change
Cash and cash equivalents	$132.1	$64.6	104%	$164.9	(20%)
Contingent consideration	$—	$—	N/M	$51.7	(100%)
Debt	$248.3	$30.0	N/M	$248.5	—%
Total equity attributable to stockholders	$588.5	$321.7	83%	$584.2	1%

Working capital (1)	$76.3	$27.7	175%	$68.0	12%
Net debt (cash) (2)	$127.2	$(34.6)	N/M	$146.8	(13%)

(1) Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, and contingent consideration
(2) Defined as gross debt plus contingent consideration less cash and cash equivalents
N/M - Not Meaningful

Cash and cash equivalents at December 31, 2017 decreased 20 percent from September 30, 2017, as cash flow from operations was more than offset by the payment of the $51.7 million contingent consideration related to the RidgeWorth acquisition, and an investment in an existing CLO that facilitated the extension of the reinvestment period and maturity date.
Dividend and interest income earned on investments was $2.9 million in the quarter compared with $4.2 million sequentially.
The net leverage ratio, which is net debt to EBITDA (in accordance with the company's credit agreement), decreased to 0.7x at December 31, 2017 from 0.9x at September 30, 2017.
Agreement with Sustainable Growth Advisers
The company separately announced that it has entered into an agreement to acquire a majority interest in SGA, a growth equity manager specializing in high-conviction U.S. and global portfolios with $11.6 billion in assets under management at December 31, 2017. At closing, the company will acquire a 70 percent equity interest in SGA for $129.5 million, pending any price adjustments tied to client consents. The transaction is expected to close in mid-2018, subject to customary closing conditions and client approvals. The company expects to finance the transaction using balance sheet resources and available capacity on its credit facility, or may seek additional sources of debt financing, depending on market conditions.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Virtus Investment Partners management will host an investor conference call on Friday, February 2, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 if calling from within the U.S. or 253-336-7413 if calling from outside the U.S. (Conference ID: 7989597). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through February 9, 2017 by telephone at 855-859-2056 if calling from within the U.S. or 404-537-3406 if calling from outside the U.S. (Conference ID: 7989597).

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliates include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, Seix Investment Advisors, Silvant Capital Management, and Virtus ETF Solutions. Additional information can be found at www.virtus.com.

Contacts

Jeanne Hess, Investor Relations (860) 263-4730 jeanne.hess@virtus.com	Joe Fazzino, Media Relations (860) 263-4725 joe.fazzino@virtus.com

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2017	12/31/2016	Change	9/30/2017	Change	12/31/2017	12/31/2016	Change
Revenues
Investment management fees	$100,447	$58,996	70%	$97,295	3%	$331,075	$235,230	41%
Distribution and service fees	11,618	11,489	1%	11,482	1%	44,322	48,250	(8%)
Administration and transfer agent fees	15,840	9,176	73%	14,699	8%	48,996	38,261	28%
Other income and fees	119	189	(37%)	199	(40%)	1,214	813	49%
Total revenues	128,024	79,850	60%	123,675	4%	425,607	322,554	32%
Operating Expenses
Employment expenses	54,602	33,457	63%	54,159	1%	191,394	135,641	41%
Distribution and other asset-based expenses	20,348	16,136	26%	20,552	(1%)	71,987	69,049	4%
Other operating expenses	18,215	15,660	16%	17,733	3%	69,410	50,274	38%
Operating expenses of consolidated investment products	659	511	29%	6,757	(90%)	8,531	6,953	23%
Restructuring and severance	102	—	N/M	1,584	(94%)	10,580	4,270	148%
Depreciation expense	1,019	700	46%	1,038	(2%)	3,497	3,092	13%
Amortization expense	5,064	603	N/M	5,063	—%	12,173	2,461	395%
Total operating expenses	100,009	67,067	49%	106,886	(6%)	367,572	271,740	35%
Operating Income (Loss)	28,015	12,783	119%	16,789	67%	58,035	50,814	14%
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	22	1,398	(98%)	1,367	(98%)	2,973	4,982	(40%)
Realized and unrealized gain (loss) of consolidated investment products, net	(2,932)	(7,140)	(59%)	13,465	N/M	13,553	2,748	393%
Other income (expense), net	506	626	(19%)	436	16%	1,635	1,089	50%
Total other income (expense), net	(2,404)	(5,116)	(53%)	15,268	N/M	18,161	8,819	106%
Interest Income (Expense)
Interest expense	(3,909)	(290)	N/M	(4,116)	(5%)	(12,007)	(679)	N/M
Interest and dividend income	847	630	34%	679	25%	2,160	1,743	24%
Interest and dividend income of investments of consolidated investment products	20,787	5,546	275%	17,778	17%	49,323	20,402	142%
Interest expense of consolidated investment products	(13,142)	(1,104)	N/M	(16,249)	(19%)	(35,243)	(11,292)	212%
Total interest income (expense), net	4,583	4,782	(4%)	(1,908)	N/M	4,233	10,174	(58%)
Income (Loss) Before Income Taxes	30,194	12,449	143%	30,149	—%	80,429	69,807	15%
Income tax expense (benefit)	24,551	532	N/M	9,626	155%	40,490	21,044	92%
Net Income (Loss)	5,643	11,917	(53%)	20,523	(73%)	39,939	48,763	(18%)
Noncontrolling interests	(145)	509	N/M	(1,731)	(92%)	(2,927)	(261)	N/M
Net Income (Loss) Attributable to Stockholders	5,498	12,426	(56%)	18,792	(71%)	37,012	48,502	(24%)
Preferred stockholder dividends	(2,084)	—	N/M	(2,084)	—%	(8,336)	—	N/M
Net Income (Loss) Attributable to Common Stockholders	$3,414	$12,426	(73%)	$16,708	(80%)	$28,676	$48,502	(41%)
Earnings (Loss) Per Share - Basic	$0.48	$1.94	(75%)	$2.32	(79%)	$4.09	$6.34	(35%)
Earnings (Loss) Per Share - Diluted	$0.46	$1.87	(75%)	$2.21	(79%)	$3.96	$6.20	(36%)
Cash Dividends Declared Per Preferred Share	$1.81	$—	N/M	$1.81	—%	$7.25	$—	N/M
Cash Dividends Declared Per Common Share	$0.45	$0.45	—%	$0.45	—%	$1.80	$1.80	—%
Weighted Average Shares Outstanding - Basic (in thousands)	7,176	6,413	12%	7,212	—%	7,013	7,648	(8%)
Weighted Average Shares Outstanding - Diluted (in thousands)	7,433	6,627	12%	8,492	(12%)	7,247	7,822	(7%)

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	12/31/2016	03/31/2017	6/30/2017	9/30/2017	12/31/2017
By product (period end):
Open-End Funds (1)	$23,432.8	$24,716.8	$41,452.8	$42,397.7	$43,077.6
Closed-End Funds	6,757.4	6,814.3	6,707.2	6,735.4	6,666.2
Exchange Traded Funds	596.8	863.3	968.8	955.7	1,039.2
Retail Separate Accounts	8,473.5	9,312.1	12,351.1	13,057.2	13,936.8
Institutional Accounts	5,492.7	5,711.3	20,639.1	20,630.5	20,815.9
Structured Products	613.1	602.0	2,899.8	3,360.0	3,298.8
Total Long-Term	$45,366.3	$48,019.8	$85,018.8	$87,136.5	$88,834.5
Liquidity (2)	—	—	3,570.6	3,431.4	2,128.7
Total	45,366.3	48,019.8	88,589.4	90,567.9	90,963.2

By product (average) (3)
Open-End Funds (1)	$24,223.1	$24,157.6	$30,651.6	$42,080.9	$42,840.1
Closed-End Funds	6,668.9	6,786.1	6,809.6	6,758.1	6,726.0
Exchange Traded Funds	490.1	759.2	900.8	945.0	958.3
Retail Separate Accounts	7,898.6	8,463.6	10,143.7	12,345.5	13,051.9
Institutional Accounts	5,400.8	5,603.2	10,795.1	20,728.6	20,933.1
Structured Products	614.2	603.3	1,392.9	3,111.1	3,304.0
Total Long-Term	$45,295.7	$46,373.0	$60,693.7	$85,969.2	$87,813.4
Liquidity (2)	—	—	1,328.6	3,331.1	3,635.1
Total	$45,295.7	$46,373.0	$62,022.3	$89,300.3	$91,448.5

By asset class (period end):
Equity	$25,822.3	$27,990.5	$41,672.6	$43,147.9	$45,779.8
Fixed Income	15,523.6	15,908.7	39,102.1	39,741.7	38,740.0
Alternatives (4)	4,020.4	4,120.6	4,244.1	4,246.9	4,314.7
Liquidity (2)	—	—	3,570.6	3,431.4	2,128.7
Total	$45,366.3	$48,019.8	$88,589.4	$90,567.9	$90,963.2

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Net Management Fees Earned (5)
(in basis points)

	Three Months Ended
	12/31/2016	3/31/2017	6/30/2017	9/30/2017	12/31/2017
All Products
Open-End Funds (1)	50.5	50.5	50.7	47.9	50.1
Closed-End Funds	66.5	66.2	65.8	66.0	66.0
Exchange Traded Funds	24.6	31.7	27.2	27.0	15.7
Retail Separate Accounts	52.8	53.9	49.7	46.6	46.1
Institutional Accounts	37.7	37.2	32.7	31.0	31.2
Structured Products (6)	32.9	33.5	33.5	47.1	38.8
All Long-Term Products	51.2	51.3	48.3	44.8	45.4
Liquidity (2)	—	—	11.4	6.0	8.5
All Products	51.2	51.3	47.5	43.4	43.9

(1) Represents assets under management of U.S. 1940 Act mutual funds and Undertakings for Collective Investments in Transferable Securities ("UCITS")
(2) Represents assets under management in liquidity strategies, including open-end funds and institutional accounts
(3) Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance or average of month-end balances in quarter
- Institutional Accounts and Structured Products - average of month-end balances in quarter
(4) Consists of real estate securities, master-limited partnerships, options strategies and other
(5) Represents net investment management fees divided by average assets. Net investment management fees are investment management fees, as adjusted, less fees paid to third-party service providers for investment management related services, which impacted the fee rate in the three months ended December 31, 2017 for Open-End Funds and All Products by 0.5 and 0.4 basis points, respectively.
(6) Includes incentive fees earned in the three months ended September 30, 2017 and December 31, 2017, which impacted the fee rate by 10.2 and 1.4 basis points, respectively

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2016	3/31/2017	6/30/2017	9/30/2017	12/31/2017	12/31/2016	12/31/2017
Open-End Funds (1)
Beginning balance	$25,266.4	$23,432.8	$24,716.8	$41,452.8	$42,397.7	$28,882.1	$23,432.8
Inflows	1,642.3	2,032.7	2,253.9	2,842.5	2,647.8	7,070.1	9,776.9
Outflows	(2,384.2)	(2,134.7)	(2,278.6)	(2,872.7)	(3,275.0)	(13,117.7)	(10,561.0)
Net flows	(741.9)	(102.0)	(24.7)	(30.2)	(627.2)	(6,047.6)	(784.1)
Market performance	(1,021.2)	1,444.5	1,212.3	1,040.7	1,409.5	898.7	5,107.0
Other (2)	(70.5)	(58.5)	15,548.4	(65.6)	(102.4)	(300.4)	15,321.9
Ending balance	$23,432.8	$24,716.8	$41,452.8	$42,397.7	$43,077.6	$23,432.8	$43,077.6

Closed-End Funds
Beginning balance	$6,887.3	$6,757.4	$6,814.3	$6,707.2	$6,735.4	$6,222.3	$6,757.4
Inflows	—	—	—	—	—	—	—
Outflows	—	(81.6)	(31.2)	—	—	(103.3)	(112.8)
Net flows	—	(81.6)	(31.2)	—	—	(103.3)	(112.8)
Market performance	(44.8)	280.8	16.4	124.4	22.8	794.9	444.4
Other (2)	(85.1)	(142.3)	(92.3)	(96.2)	(92.0)	(156.5)	(422.8)
Ending balance	$6,757.4	$6,814.3	$6,707.2	$6,735.4	$6,666.2	$6,757.4	$6,666.2

Exchange Traded Funds
Beginning balance	$460.6	$596.8	$863.3	$968.8	$955.7	$340.8	$596.8
Inflows	200.8	265.7	185.1	104.1	177.7	382.8	732.6
Outflows	(50.6)	(23.0)	(51.3)	(28.9)	(49.4)	(124.8)	(152.6)
Net flows	150.2	242.7	133.8	75.2	128.3	258.0	580.0
Market performance	(2.9)	34.6	(8.5)	4.2	(8.8)	20.3	21.5
Other (2)	(11.1)	(10.8)	(19.8)	(92.5)	(36.0)	(22.3)	(159.1)
Ending balance	$596.8	$863.3	$968.8	$955.7	$1,039.2	$596.8	$1,039.2

Retail Separate Accounts
Beginning balance	$7,924.8	$8,473.5	$9,312.1	$12,351.1	$13,057.2	$6,784.4	$8,473.5
Inflows	466.0	689.2	656.2	704.4	680.5	1,825.5	2,730.3
Outflows	(296.0)	(297.9)	(455.7)	(480.1)	(512.5)	(1,156.9)	(1,746.2)
Net flows	170.0	391.3	200.5	224.3	168.0	668.6	984.1
Market performance	376.3	453.8	341.6	478.3	722.4	1,023.5	1,996.1
Other (2)	2.4	(6.5)	2,496.9	3.5	(10.8)	(3.0)	2,483.1
Ending balance	$8,473.5	$9,312.1	$12,351.1	$13,057.2	$13,936.8	$8,473.5	$13,936.8

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (continued)
(in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2016	3/31/2017	6/30/2017	9/30/2017	12/31/2017	12/31/2016	12/31/2017
Institutional Accounts
Beginning balance	$5,376.6	$5,492.7	$5,711.3	$20,639.1	$20,630.5	$4,799.7	$5,492.7
Inflows	321.7	277.7	357.1	439.9	609.7	1,345.3	1,684.4
Outflows	(263.5)	(191.9)	(612.1)	(893.7)	(1,000.4)	(1,039.3)	(2,698.1)
Net flows	58.2	85.8	(255.0)	(453.8)	(390.7)	306.0	(1,013.7)
Market performance	63.7	138.3	168.1	451.1	581.9	412.6	1,339.4
Other (2)	(5.8)	(5.5)	15,014.7	(5.9)	(5.8)	(25.6)	14,997.5
Ending balance	$5,492.7	$5,711.3	$20,639.1	$20,630.5	$20,815.9	$5,492.7	$20,815.9

Structured Products
Beginning balance	$623.8	$613.1	$602.0	$2,899.8	$3,360.0	$356.0	$613.1
Inflows	—	—	—	474.3	—	316.3	474.3
Outflows	(11.6)	(16.7)	(224.0)	(55.6)	(49.5)	(70.3)	(345.8)
Net flows	(11.6)	(16.7)	(224.0)	418.7	(49.5)	246.0	128.5
Market performance	6.7	10.3	13.5	37.1	4.8	20.1	65.7
Other (2)	(5.8)	(4.7)	2,508.3	4.4	(16.5)	(9.0)	2,491.5
Ending balance	$613.1	$602.0	$2,899.8	$3,360.0	$3,298.8	$613.1	$3,298.8

Total Long-Term
Beginning balance	$46,539.5	$45,366.3	$48,019.8	$85,018.8	$87,136.5	$47,385.3	$45,366.3
Inflows	2,630.8	3,265.3	3,452.3	4,565.2	4,115.7	10,940.0	15,398.5
Outflows	(3,005.9)	(2,745.8)	(3,652.9)	(4,331.0)	(4,886.8)	(15,612.3)	(15,616.5)
Net flows	(375.1)	519.5	(200.6)	234.2	(771.1)	(4,672.3)	(218.0)
Market performance	(622.2)	2,362.3	1,743.4	2,135.8	2,732.6	3,170.1	8,974.1
Other (2)	(175.9)	(228.3)	35,456.2	(252.3)	(263.5)	(516.8)	34,712.1
Ending balance	$45,366.3	$48,019.8	$85,018.8	$87,136.5	$88,834.5	$45,366.3	$88,834.5

Liquidity
Beginning balance	$—	$—	$—	$3,570.6	$3,431.4	$—	$—
Other (2)	—	—	3,570.6	(139.2)	(1,302.7)	—	2,128.7
Ending balance	$—	$—	$3,570.6	$3,431.4	$2,128.7	$—	$2,128.7

Total
Beginning balance	$46,539.5	$45,366.3	$48,019.8	$88,589.4	$90,567.9	$47,385.3	$45,366.3
Inflows	2,630.8	3,265.3	3,452.3	4,565.2	4,115.7	10,940.0	15,398.5
Outflows	(3,005.9)	(2,745.8)	(3,652.9)	(4,331.0)	(4,886.8)	(15,612.3)	(15,616.5)
Net flows	(375.1)	519.5	(200.6)	234.2	(771.1)	(4,672.3)	(218.0)
Market performance	(622.2)	2,362.3	1,743.4	2,135.8	2,732.6	3,170.1	8,974.1
Other (2)	(175.9)	(228.3)	39,026.8	(391.5)	(1,566.2)	(516.8)	36,840.8
Ending balance	$45,366.3	$48,019.8	$88,589.4	$90,567.9	$90,963.2	$45,366.3	$90,963.2

(1) Represents assets under management of U.S. 1940 Act mutual funds and Undertakings for Collective Investment in Transferable Securities ("UCITS")
(2) Represents open-end and closed-end mutual fund distributions net of reinvestments, net flows from non-sales related activities such as asset acquisitions/(dispositions), marketable securities investments/(withdrawals), net flows from structured products reset transactions, the impact on assets from the use of leverage, and the net change in assets for liquidity strategies

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	12/31/2017	12/31/2016	9/30/2017
Total revenues, GAAP	$128,024	$79,850	$123,675
Distribution and other asset-based expenses (1)	(20,348)	(16,136)	(20,552)
Consolidated investment products revenues (2)	1,681	329	1,121
Total revenues, as adjusted	$109,357	$64,043	$104,244

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	12/31/2017	12/31/2016	9/30/2017
Total operating expenses, GAAP	$100,009	$67,067	$106,886
Distribution and other asset-based expenses (1)	(20,348)	(16,136)	(20,552)
Consolidated investment products expenses (2)	(659)	(511)	(6,757)
Amortization of intangible assets (3)	(5,064)	(603)	(5,063)
Restructuring and severance (4)	—	—	(137)
Acquisition and integration expenses (5)	(3,380)	—	(4,918)
Other (6)	(256)	(3,958)	(406)
Total operating expenses, as adjusted	$70,302	$45,859	$69,053

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), as Adjusted:

	Three Months Ended
	12/31/2017	12/31/2016	9/30/2017
Operating income (loss), GAAP	$28,015	$12,783	$16,789
Consolidated investment products (earnings) loss (2)	2,340	840	7,878
Amortization of intangible assets (3)	5,064	603	5,063
Restructuring and severance (4)	—	—	137
Acquisition and integration expenses (5)	3,380	—	4,918
Other (6)	256	3,958	406
Operating income (loss), as adjusted	$39,055	$18,184	$35,191

Operating margin, GAAP	21.9%	16.0%	13.6%
Operating margin, as adjusted	35.7%	28.4%	33.8%

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12.

Reconciliation of Net Income (Loss) Attributable to Common Stockholders, GAAP to Net Income (Loss) Attributable to Common Stockholders, as Adjusted:

	Three Months Ended
	12/31/2017	12/31/2016	9/30/2017
Net income (loss) attributable to common stockholders, GAAP	$3,414	$12,426	$16,708
Amortization of intangible assets, net of tax (3)	3,085	376	3,119
Restructuring and severance, net of tax (4)	—	—	84
Acquisition and integration expenses, net of tax (5)	2,059	—	3,029
Other, net of tax (6)	14,389	2,468	2,151
Seed capital and CLO investments (earnings) loss, net of tax (7)	(1,072)	(3,670)	(5,555)
Net income (loss) attributable to common stockholders, as adjusted	$21,875	$11,600	$19,536

Weighted Average Shares Outstanding - Diluted	7,433	6,627	8,492
Preferred stockA	980	—	—
Weighted Average Shares Outstanding - Diluted, as adjusted	$8,413	$6,627	$8,492

Earnings (Loss) Per Share - Basic, GAAP	$0.48	$1.94	$2.32
Earnings (Loss) Per Share - Diluted, GAAP	$0.46	$1.87	$2.21

Earnings (Loss) Per Share - Basic, as adjusted	$3.05	$1.81	$2.71
Earnings (Loss) Per Share - Diluted, as adjusted	$2.60	$1.75	$2.30
A Assumes conversion of preferred shares to common shares at the 20-day volume-weighted average common stock price as of period end, subject to a conversion price range of $110 to $132 per share, resulting in a conversion ratio range of 0.9091 to 0.7576

Reconciliation of Income (Loss) Before Taxes, GAAP to Income (Loss) Before Taxes, as Adjusted:

	Three Months Ended
	12/31/2017	12/31/2016	9/30/2017
Income (loss) before taxes, GAAP	$30,194	$12,449	$30,149
Consolidated investment products (earnings) loss (2)	(145)	509	(1,731)
Amortization of intangible assets (3)	5,064	603	5,063
Restructuring and severance (4)	—	—	137
Acquisition and integration expenses (5)	3,380	—	4,918
Other (6)	256	3,958	406
Seed capital and CLO investments (earnings) loss (7)	(2,839)	1,084	(7,233)
Income (loss) before taxes, as adjusted	$35,910	$18,603	$31,709

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13.

Reconciliation of Income Tax Expense (Benefit), GAAP to Income Tax Expense (Benefit), as Adjusted:

	Three Months Ended
	12/31/2017	12/31/2016	9/30/2017
Income tax expense (benefit), GAAP	$24,551	$532	$9,626
Tax impact of amortization of intangible assets (3)	1,979	227	1,944
Tax impact of restructuring and severance (4)	—	—	53
Tax impact of acquisition and integration expenses (5)	1,321	1,260	1,889
Tax impact of other (6)	(12,049)	230	339
Tax impact of seed capital and CLO investments (earnings) loss (7)	(1,767)	4,754	(1,678)
Income tax expense (benefit), as adjusted	$14,035	$7,003	$12,173

Effective tax rate, GAAPA	81.3%	4.3%	31.9%
Effective tax rate, as adjustedB	39.1%	37.6%	38.4%
A Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Reconciliation of Investment Management Fees, GAAP to Investment Management Fees, as Adjusted:

	Three Months Ended
	12/31/2017	12/31/2016	9/30/2017
Investment management fees, GAAP	$100,447	$58,996	$97,295
Consolidated investment products fees (2)	1,667	283	1,107
Investment management fees, as adjusted	$102,114	$59,279	$98,402

Reconciliation of Administration and Transfer Agent Fees, GAAP to Administration and Transfer Agent Fees, as
Adjusted:

	Three Months Ended
	12/31/2017	12/31/2016	9/30/2017
Administration and transfer agent fees, GAAP	$15,840	$9,176	$14,699
Consolidated investment products fees (2)	9	35	10
Administration and transfer agent fees, as adjusted	$15,849	$9,211	$14,709

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	12/31/2017	12/31/2016	9/30/2017
Employment expenses, GAAP	$54,602	$33,457	$54,159
Acquisition and integration expenses (5)	(2,009)	—	(2,275)
Employment expenses, as adjusted	$52,593	$33,457	$51,884

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14.

Reconciliation of Restructuring and Severance, GAAP to Restructuring and Severance, as Adjusted:

	Three Months Ended
	12/31/2017	12/31/2016	09/30/2017
Restructuring and severance, GAAP	$102	$—	$1,584
Restructuring and severance (4)	—	—	(137)
Acquisition and integration expenses (5)	(102)	—	(1,447)
Restructuring and severance, as adjusted	$—	$—	$—

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	12/31/2017	12/31/2016	9/30/2017
Other operating expenses, GAAP	$18,215	$15,660	$17,733
Acquisition and integration expenses (5)	(1,269)	—	(1,196)
Other (6)	(256)	(3,958)	(406)
Other operating expenses, as adjusted	$16,690	$11,702	$16,131

Notes to Reconciliations:

1.
Distribution and other asset-based expenses - Primarily payments to third-party distribution partners and third-party service providers for providing services to investors in our sponsored funds and payments to third-party service providers for investment management-related services. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize intermediary distribution partners or third-party service providers.

2.
Consolidated investment products - Revenues and expenses generated by operating activities of majority-owned mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

3.
Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

4.
Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.

5.
Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 15.

Components of Acquisition and Integration Expenses for the respective periods are shown in the    table below:

	Three Months Ended
Acquisition and Integration Expenses	12/31/2017	12/31/2016	9/30/2017
Employment expenses	$2,009	$—	$2,275
Restructuring and severance	102	—	1,447
Other operating expenses	1,269	3,347	1,196
Total Acquisition and Integration Expenses	$3,380	$3,347	$4,918

6.
Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. In addition, it includes income tax expense (benefit) items, such as adjustments for uncertain tax positions, changes in tax law, valuation allowances and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Preferred dividends are adjusted as the shares are mandatorily convertible into common shares at the end of three years and the non-GAAP weighted average shares are adjusted to reflect the conversion. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown in the table below:

	Three Months Ended
Other	12/31/2017	12/31/2016	9/30/2017
System transition expenses	$256	$611	$406
Tax impact of system transition expenses	(100)	(230)	(156)
Tax impact of Tax Cuts and Jobs Act	13,059	—	—
Other discrete tax adjustments	(910)	—	(183)
Total tax related items	12,049	(230)	(339)
Preferred stockholder dividends	2,084	—	2,084
Total Other	$14,389	$381	$2,151

7.
Seed capital and CLO investments earnings (loss) - Gains and losses (realized and unrealized), dividends and interest income generated by seed capital and CLO investments. Earnings or losses generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 16.

Definitions:

Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP revenues in that they are reduced by distribution and other asset-based expenses that are generally passed through to external parties, and exclude the impact of consolidated investment products.

Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the impact of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.

Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.

Earnings (loss) per share, as adjusted, represent net income (loss) attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and our ability to complete and integrate potential acquisitions and obtain future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and
Results of Operations” in our 2016 Annual Report on Form 10-K as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) the withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to our reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) the inability to attract and retain key personnel; (f) challenges from the competition we face in our business; (g) adverse regulatory and legal developments; (h) unfavorable changes in tax laws or limitations; (i) adverse developments related to unaffiliated subadvisers; (j) negative implications of changes in key distribution relationships; (k) interruptions in or failure to provide service by third parties; (l) volatility associated with our common stock; (m) adverse civil litigation and government investigations or proceedings; (n) the risk of loss on our investments; (o) the inability to make quarterly distributions; (p) the lack of sufficient capital on satisfactory terms; (q) liabilities and losses not covered by insurance; (r) the inability to satisfy financial covenants; (s) the inability to achieve expected acquisition-related financial benefits and synergies; and other risks and uncertainties described in our 2016 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity, or which may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 17.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com